Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2005, relating to the financial statements of Columbia Banking System, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

May 27, 2005

Seattle, Washington